EXHIBIT (5)(d)


                                Form of
                               ---------
                 THE WRIGHT MANAGED BLUE CHIP SERIES TRUST

                               SCHEDULE A
                              ------------





     Effective February 1, 1998
     -------------------------

     Wright Selected Blue Chip Portfolio
     Wright International Blue Chip Portfolio

     Effective__________, 1998

     Catholic Values Equity Investment Portfolio





                                Form of
                               ---------
                 THE WRIGHT MANAGED BLUE CHIP SERIES TRUST

                               SCHEDULE B
                              ------------





                                                     FEE STRUCTURE
                                                    ----------------

                                                 Under               Over
                                             $100 Million        $100 Million
                                            --------------       -------------

     Effective February 1,1998
     -------------------------

     Wright Selected Blue Chip Portfolio        0.05%                0.04%
     Wright International Blue Chip Portfolio   0.05%                0.04%

     Effective__________, 1998
     -------------------------

     Catholic Values Equity Investment Portfolio    %                    %